EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1999 relating to the consolidated financial statements, which is included in the Annual Report on Form 10-K of Lund International Holdings, Inc. for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 19, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 29, 1999

                                     23.2-1